INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 333-39654 of Computerized Thermal Imaging, Inc. on Form S-3 of our report dated September 11, 2001, appearing in this Annual Report on Form 10-K of Computerized Thermal Imaging, Inc. for the year ended June 30, 2001.



DELOITTE & TOUCHE LLP


Salt Lake City, Utah
September 28, 2001